UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 31, 2007

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 31, 2007, we issued a press release announcing our fiscal 2007 annual results. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 3, 2007, the Department of Justice announced it had filed civil injunction suits against a franchisee and other named defendants operating in four states based on allegations involving fraudulent tax return preparation. On April 5, 2007, the Company announced that it had launched an internal review to investigate the allegations made against the franchisee and to examine the Company’s practices and procedures. The Company has learned recently that the Internal Revenue Service (“IRS”) is conducting additional examinations of tax return preparation activities of Jackson Hewitt franchisees and company owned stores. The Company is also a subject of an IRS examination relating to these matters. The Company is cooperating fully with the IRS. The Company intends to complete the internal review promptly and to implement a variety of enhancements in the areas of compliance and monitoring for the 2008 filing season.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See Exhibit Index.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: May 31, 2007

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JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated May 31, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 31, 2007: Jackson Hewitt Reports Fiscal 2007 Annual Results

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